UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2017, Assurant, Inc. (the “Company”) entered into (i) an amended and restated credit agreement (the “New Revolving Credit Agreement”) with certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent, pursuant to which the Company established a $450 million five-year senior unsecured revolving credit facility (the “New Revolving Credit Facility”), and (ii) a term loan agreement (the “Term Loan Agreement” and, together with the New Revolving Credit Agreement, each a “Credit Agreement” and collectively the “Credit Agreements”) with certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as co-syndication agents, pursuant to which the Company established a $350 million 364-day senior unsecured term loan credit facility (the “Term Loan Facility”).

The New Revolving Credit Facility replaces the Company’s prior five-year $400 million revolving credit facility, entered into on September 16, 2014, as previously disclosed in a Current Report on Form 8-K filed September 16, 2014. The prior revolving credit facility was scheduled to expire in September 2019, but terminated upon the effectiveness of the New Revolving Credit Facility. The New Revolving Credit Facility, which expires in December 2022, provides for revolving loans and the issuance of multi-bank, syndicated letters of credit and/or letters of credit from a sole issuing bank in an aggregate amount of $450 million. The proceeds of these loans and the letters of credit issued under the New Revolving Credit Facility may be used for general corporate purposes. The Company may, subject to certain conditions, increase the total amount available under the New Revolving Credit Facility to $575 million.

The Company may, subject to certain conditions, use the proceeds of loans made under the Term Loan Facility to finance the transactions contemplated by the Agreement and Plan of Merger, dated as of October 17, 2017 and previously disclosed in a Current Report on Form 8-K filed by the Company on October 18, 2017, among the Company, TWG Holdings Limited, a Bermuda limited company (“Parent”), TWG Re, Ltd., a corporation incorporated in the Cayman Islands, and Arbor Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, the redemption of the Company’s 2.50% senior notes due March 15, 2018, the transactions contemplated by or related to the foregoing and fees and expenses in connection therewith.

Each Credit Agreement contains customary affirmative, negative and financial covenants and customary events of default. In addition, the Term Loan Agreement contains certain customary mandatory commitment reduction and prepayment events triggered by receipt of proceeds of certain debt and equity issuances, in each case subject to customary exceptions. The occurrence of an event of default under either Credit Agreement may cause the unpaid principal and accrued interest and all other obligations under such Credit Agreement to become immediately due and payable.

The Company paid customary fees and expenses in connection with obtaining the New Revolving Credit Facility and the Term Loan Facility.

The foregoing description of the New Revolving Credit Facility and the Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the New Revolving Credit Agreement and the Term Loan Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Cautionary Statement

Some of the statements included in this Form 8-K, in particular with respect to the proposed transaction between Assurant and Parent, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors identified in the Company’s annual and periodic reports filed with the Securities and Exchange Commission.

Additional Information and Where to Find It

This communication relates to a proposed transaction between Assurant and Parent that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed transaction and the attendant benefits and risk. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Assurant or Parent may file with the SEC or send to their stockholders in connection with the proposed transaction. Investors are urged to carefully read the registration statement on Form S-4, including the definitive proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the joint proxy statement/prospectus and all relevant documents filed by Assurant with the SEC free of charge at the SEC’s website www.sec.gov or through the Investor Relations page of Assurant’s website at http://ir.assurant.com as soon as reasonable practicable after the filing. Other information found on Assurant’s website is not part of this or any other report filed with or furnished to the SEC.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, or a solicitation of any vote of approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Assurant may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Assurant’s stockholders under the rules of the SEC is set forth in public filings filed by Assurant with the SEC and will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Amended and Restated Credit Agreement dated as of December 15, 2017 among Assurant, Inc., as borrower, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.

Exhibit 10.2	Term Loan Agreement dated as of December 15, 2017 among Assurant, Inc., as borrower, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as co-syndication agents.

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Credit Agreement dated as of December 15, 2017 among Assurant, Inc., as borrower, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as syndication agent.

Exhibit 10.2	Term Loan Agreement dated as of December 15, 2017 among Assurant, Inc., as borrower, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Morgan Stanley Senior Funding, Inc. and Wells Fargo Bank, National Association, as co-syndication agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: December 21, 2017	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Officer and Secretary